EXHIBIT 10.8

UWG | UNITED WISCONSIN GROUP                                POST OFFICE BOX 2013
                                                       MILWAUKEE, WI  53201-2013
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                       UNITED WISCONSIN INSURANCE COMPANY

                 EXECUTIVE REIMBURSEMENT GROUP INSURANCE POLICY


POLICYHOLDER:              American Medical Security

POLICY NUMBER:             0045137 0000

POLICY EFFECTIVE DATE:     May 1, 1997

POLICY RENEWAL DATE:       May 1, 1998

GOVERNING JURISDICTION:    Wisconsin


This group insurance policy is issued to the named policyholder in the state specified and is governed by the laws of that state.

Risk assumed under this policy will be insured from the effective date of this policy, subject to all policy provisions.

The initial term of this policy is the period specified except that if this policy is issued as a successor contract to provide continuous coverage of the risk assumed by any prior policy issued by the company, subsequent revision of coverage or premium rate notwithstanding, the initial policy period specified above will be deemed to have occurred under that prior policy.

All of the following articles, schedules, and amendments are part of this policy and available benefits are dependent upon them. Altogether this policy is issued on our authority.

United Wisconsin Insurance Company

/s/ Mark H. Granoff

President

The policyholder agrees to all of the terms of this policy.



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Authorized Signature                  Title                     Date


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                                TABLE OF CONTENTS



Policy Schedule................................................................3

Definitions....................................................................4

Benefit Payment................................................................6

Benefit Changes................................................................6

Benefit Administration.........................................................6

Limitations and Exclusions.....................................................7

Right of Recovery..............................................................7

Continuation and Termination of Insurance......................................8

Premium Computation and Payment................................................9

General Provisions............................................................10


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POLICY SCHEDULE

SCHEDULE OF BENEFITS

Class             Class                                   Annual Policy Proceeds
NUMBER            DESCRIPTION                             MAXIMUM AMOUNT PAYABLE
------            -----------                             ----------------------

01                All Actively at Work                    $5,000
                  Full-Time Vice-Presidents,
                  Presidents & CEO


Service Waiting Period: Effective first of the month coinciding with or following thirty (30) days of employment


AMENDMENTS:  None



PREMIUM SCHEDULE


Billed Premium Rate (per insured person per month).......................$202.50

Initial Policy Fee.......................................................$ 50.00

Retrospective Premium Adjustment Limit
     (as a fraction of annual billed premium)......................150%

DEFINITIONS

The following terms, when used in this policy and in any articles, schedules, and amendments attached to the policy, are defined as follows and are limited to that meaning only:

ACTIVELY AT WORK OR ACTIVE WORK means that the eligible member is working for you:

          1)      in the usual course of your business;
          2)      full time at his principal place of employment; and
          3)      for at least the greater of:

               a) the number of hours per week that you stated on your application as the normal work week; or
               b)   30 hours per week.

BILLED PREMIUM means the charge based on the premium rates established by the company prior to the settlement period, which has been invoiced and paid or is payable by the policyholder during the current settlement period, and which does not include a retrospective premium amount for the current period.

CERTIFICATE means a document given to the insured person as proof of this coverage under the policy. It is not part of the entire contract of insurance. It contains all statements required by law.

CHILDREN mean the Insured Person's:

         1)       natural child; or
         2)       legally adopted child; or
         3)       step-child or foster child.

Each child must depend on the insured for support and either:

         1)       live with insured; or
         2)       be a full time student.

Each child must also be:

         1)       unmarried; and
         2)       under age 25.

CLASS means a grouping of insureds:

         1)       based on their job positions; and
         2)       determined by you.

CONTROLLING AUTHORITY means the policyholder's administrator who is responsible for submission of claims under this policy.

COVERAGE means all the terms and provisions of this policy and any amendments.

COVERED means insured under this policy.

COVERED  EXPENSES means those  expenses  which are specified in Section  213(e),
Part VII, Chapter 1B, Subtitle A of the Internal Revenue Code of 1954 as amended.

DEDUCTIBLE means the amount of loss incurred by an insured which is not indemnified by this policy.

DEPENDENT means the spouse and children of the insured who are not:

         1)       insured employees themselves under this policy; or
         2)       in full time military service.

A dependent can only be insured under one insured employee.

EFFECTIVE DATE means the date coverage is put in force.

ELIGIBLE MEMBER means a person who:

         1)       is a member of a class specified on the policy schedule;
         2)       is within the age requirements of the policy;
         3)       has satisfied  any waiting period  shown on  your application;
                  and
         4)       is actively at work on the member's effective date.

EMPLOYER includes divisions and associated companies unless excluded in your application.

HE, HIS, AND HIM refer to both genders.

INCURRED CLAIMS means the dollar amount of indemnity for an insured loss which occurred under this policy.

IN FORCE means that this policy is in effect, as premiums are paid and all insuring conditions are met.

INSURED PERSON means an eligible member who:

         1) has fulfilled all conditions under this Policy to become insured; and
         2)       has insurance in force under the Policy.

NOTICE means written notice in a form satisfactory to us for that purpose.

POLICYHOLDER means the legal entity to whom this policy is issued.

PAID CLAIMS means the dollar amount of indemnity for an insured loss which occurred under this policy and which has been satisfied.

PROCEEDS means the amount of funds we will pay to indemnify the insured person for covered expenses incurred under this policy. This amount is:

         1)       shown in the Policy and Certificate schedules; and
         2) subject to the amount that the insured person is eligible for as shown in the policy schedule for his class.

PROOF means a properly completed claim form, plus:- written documentation of the loss which is acceptable to us.

RETENTION means that amount of operational charges which, together with claim expenses, is used to calculate all premium amounts.

RETROSPECTIVE PREMIUM ADJUSTMENT LIMIT means the maximum amount of premium which may be called for by the company following the end of any settlement period and which is comprised of paid claims, incurred claims, and current retention amounts.

RETROSPECTIVE PREMIUM AMOUNT means the amount of premium that may be called for by the company following the end of any settlement period and which is comprised of paid claims, and/or incurred claims, and/or current retention amounts.

SETTLEMENT PERIOD means one year, during which coverage is in force; or, in the event the policy terminates before the end of a full year, that period of coverage which extends from the effective date of the policy or the end of the prior settlement period, if later, through the termination date of the policy.

SPOUSE means the legal husband or wife of the insured person.

USUAL, CUSTOMARY AND REASONABLE AND U.C.R. describes rates charged for a service or item provided to an insured which do not exceed the rates charged to the majority of persons by the institution or individual providing the service or item nor do those rates exceed level of rates for similar services or items charged by others within the community where the service or item was provided.

WE, US, AND OUR means United Wisconsin Insurance Company.

YOU AND YOURS means the group who is:

         1)       also the policyholder; and
         2)       named in the application.

BENEFIT PAYMENT

         For the covered expenses incurred by the insured person, spouse, or dependents which are in excess of any deductible amounts, proceeds are paid subject to policy provisions to the insured person.

         At the option of the insured person proceeds may be assigned to the provider of the service for which that expense was incurred.

         The sum of all proceeds paid to an insured person during a settlement period may not exceed the proceeds maximum specified in the policy schedule.

         Proceeds available to an insured person who is eligible for less than one year or less than the full settlement period are prorated for the number of months the insured person is covered.

BENEFIT CHANGES

         An insured person, spouse or dependent will not be eligible for any benefit change whatsoever under this or any successor policy issued by the company until the insured person has been actively at work for one month.

         Benefit changes will apply only to indemnity for loss that occurred after the effective date of the benefit change.

BENEFIT ADMINISTRATION

         A.       Claim Forms

                  The company will provide the policyholder with a supply of claim forms. An insured person may request claim forms from the policyholder or the company. If the insured person does not receive a claim form within a thirty day period from the date of a written request then he will be deemed to have complied with the requirements for proof of claim when notice is received by the company that establishes the date of claim, the basis for the incurred charges, and the eligibility of the claimant. That proof should be forwarded to the controlling authority.

         B.       Proof of Claim

                  Claims under this policy should be submitted on the claim form provided or with such statements as may be required to establish the validity of such claim to the controlling authority of the policyholder. The controlling authority will certify the eligibility of the insured person and approve the claim for submission to the company.

                  Notice of claim should be given to the company as soon as is reasonably possible after the claim has been incurred but no later than ninety days after the end of any settlement period. Failure of an insured person to submit any claim within that specified period will cause the late claim to:

                           1) be paid in and charged to the next following settlement period; or,
                           2) become ineligible for payment if this policy has terminated.

         C.       Timely Payment of Claims

                  Claims submitted in accord with the provisions of this policy will be processed and proceeds paid within thirty days of receipt of such claims unless notice to the contrary is given to the insured prior to the expiry of that thirty day period.

LIMITATIONS AND EXCLUSIONS

         Claims for any loss incurred during a settlement period must be submitted for payment during that settlement period or the ninety day closing period which follows the settlement period. If coverage remains in force during the subsequent settlement period then claims not submitted from that prior settlement period will be accepted for payment; however, such late claims will be charged to the then current settlement period and be subject to the policy maximum for that period. Claims for loss incurred in any other period of time are not eligible for payment.

         The sum of all proceeds paid to or on behalf of the insured person, the spouse, and any children is limited to the amount specified in the policy schedule as the proceeds maximum.

         Benefits are not payable and covered expenses do not include any expense: which is eligible for payment or for reimbursement under any insurance policy or policyholder sponsored plan which provided covered expense indemnity to the insured person, the spouse, or to any children; which is not medically necessary; and which does not qualify under the Internal Revenue Code of 1954 as amended in Subtitle A., Chapter 1B, Part VII, Section 213 (e).

RIGHT OF RECOVERY

          Whenever any benefit payments may have been made by the Company in excess of the payment amounts required, the Company shall deem the excess payment amount a debt of the Insured person which is due the Company. The Company shall have the right to recover that debt from the Insured person or to reduce future benefits payable in order to recover that debt.

CONTINUATION AND TERMINATION OF INSURANCE

         A.       Renewal Of Policy By Company

                  This policy will initially be in effect for one year commencing on the effective date. This policy may be renewed by the policyholder for additional periods, specified by and subject to the consent of the company.

                  Each   subsequent   renewal   will  be  in  accord   with  the
                  eligibility, premium computation and payment provisions of this policy.

         B.       Termination Of Policy By Company

                  The company may cancel this policy on the first policy anniversary or thereafter on the first day of any period of coverage for which premium is due, by giving written notice to the policyholder at least 31 days in advance of the cancellation date.

                  If premium payment is in default then this provision will be without force or effect.

                  If the ratio of insured persons covered under this policy, to persons eligible for coverage, is less than that shown in the policy schedule as the participation ratio, then the company may cancel this policy by giving written notice at least thirty-one days in advance of the cancellation date.

         C.       Termination Of Policy By Policyholder

                  The policyholder may cancel this policy on the first day of any period of coverage for which premium is due, by giving written notice of the cancellation to the company prior to the premium due date.

         D.       Termination Of Individual Insurance Coverage

                  Insurance will terminate in accord with this section except when the Extension Of Benefits provision is operative.

                  1. The insurance coverage of any insured person will terminate upon the first to occur of any of the following events:

                           a)       cancellation of the policy;

                           b) modification of the policy to exclude insurance coverage for the class to which the insured person belongs;
                           c) failure of the insured person to make, when due, any required contribution toward the cost of the insurance coverage;
                           d) termination of employment or termination as a member of the class of employees eligible for insurance coverage as defined in this policy;

                  2. The insurance coverage of any insured person will immediately terminate on the date the insured person is laid off, leaves, is dismissed from employment, or is retired.

                  3. The insurance coverage of an insured person who is granted a leave of absence, except disability leave, will terminate on the day immediately preceding the start of the leave of absence.

                  4. The insurance coverage of an insured person who is placed on part-time employment basis will continue in effect through the end of the policy month in which the change in employment status occurs. The policyholder may notify the company to cancel insurance coverage for that employee as of an earlier date or may discontinue forwarding premium payment to the company for that employee for a period ending on an earlier date.

                  5. The insurance coverage under this policy will not remain in force during the course of a work stoppage which is the result of a labor dispute.

PREMIUM COMPUTATION AND PAYMENT

         A.       Billed Premium

                  Premium will be charged to the Policyholder at the Billed Premium rate; subject to a Retrospective Premium call by the company following the close of the Settlement Period.

         B.       Predecessor Policies

                  If the policyholder was insured by the company under a predecessor policy, then any remaining balance of income or expense which accrued under such a policy may be incorporated in the premium calculations under this policy. Should any balance of income or expense accrue in excess of retrospective adjustments, that remainder may be carried forward to future policy years.

         C.       Retrospective Adjustment

                  Ninety days after the close of each Settlement Period the company will compare the total amount of billed premium with the total amount of Paid Claims, Reserves for Incurred Claims, and Retention, then if the total premium is in excess of the total charges the company will not call for a Retrospective Premium Amount.

                  The excess Premium may be applied to reduce premium rates in subsequent years or may, at the sole discretion of the Company, be returned to the Policyholder; however, if the sum of the charges exceeds the total premium amount then the excess charges will become the Retrospective Premium Amount and will be invoiced to the policyholder. The Retrospective Premium Amount will not exceed the Retrospective Premium Adjustment limit.

         D.       Grace Period

                  If, after payment of the first premium, premium amounts due are in default and the policyholder has not given the company notice of policy cancellation, then a grace period of 31 days will be extended from the last day of paid coverage.

                  During the grace period coverage under the insurance policy will continue to be in force until the first to occur of the following: either,

                  1. written notice to cancel the policy is received from the policyholder, which will terminate on the later of either the date the notice is received or the requested termination date; the policyholder will be liable for premium payments prorated for the time the policy remained in force during the grace period; or,

                  2. expiration of the grace period without payment of premium due, in which case the policyholder is liable for the payment of all premium amounts due for policy coverage which was extended during the grace period.

GENERAL PROVISIONS

         A.       Entire Contract Changes

                  This policy, including all provisions, schedules, and amendments, the application of the policyholder and the individual applications, if any, of the insured persons will constitute the entire contract of insurance between the policyholder and the company.

                  Any statement made by the policyholder or by any insured person will be deemed a representation and not a warranty. No such statement will void the insurance coverage, reduce the benefits under this policy, nor be used in defense of a claim under this policy, unless it is contained in a written application signed by the policyholder or the insured person, a copy of which has been furnished to the policyholder or to the insured person or his beneficiary.

                  No change in this policy will be valid unless approved in writing by an executive officer of the company and attached to this policy. No agent has the authority to change this policy, or to waive any of its provisions.

         B.       Legal Actions

                  No action at law or in equity will be brought to recover on this policy prior to the expiration of the 60 day period, which will extend from the date that submission of written proof of claims has been provided to the company in accord with the requirements of this policy.

                  No action, at law or in equity, may be brought after the expiration of the three year period which will extend from the insured's date of disability, for which written proof of claim is required to be provided to the company by that insured.

         C.       Statements By The Policyholder or Persons Insured

                  A statement made by the policyholder or a person insured under this policy will not be used in any legal contest unless a copy of the instrument containing the statement is or has been furnished to that policyholder, person, or other party to such a contest.

         D.       Time Limits On Certain Defenses

                  Except for fraudulent misstatements, no statement made by any person insured under this policy relating to that person's insurability will be used to contest the validity of the coverage extended to that person after the coverage has been in force for a period of two years prior to the contest.

         E.       Data Required From Policyholder

                  The policyholder will furnish to the company timely information about persons who become insured, changes in insurance coverage and termination of insurance coverage as may be required for the administration of this policy. The company will have the right to inspect any records of the policyholder which relate to the insurance coverage under this policy at any reasonable time.

         F.       Clerical Error

                  Failure of the policyholder, due to clerical error, to report the name of any person who has qualified for insurance coverage under this policy or to report the name of any person whose classification has been changed will not deprive that person of insurance coverage. Failure of the policyholder to report the termination of insurance coverage for any insured will not continue that insurance coverage beyond the date of termination determined in accord with the provisions of this policy.

         G.       Certificates For Insured Persons

                  The company will issue to the policyholder, for delivery to each person insured under this policy, an individual certificate, or certificate substitute, that describes the insurance coverage for which that person is eligible, how and to whom the policy benefits are paid, and which contains the principal provisions of this policy that affect the insureds.

         H.       Worker's Compensation, Not Affected

                  The insurance provided under this policy is entirely separate from and does not satisfy any statutory requirement for coverage by worker's compensation insurance.

         I.       Pronouns

                  All personal pronouns used in this policy will include either gender; unless, the context clearly indicates to the contrary.

         J.       Conformity With State Statutes

                  Any provision of this policy which, on its effective date, is in conflict with the statutes of the state in which it is issued, or issued for delivery, is amended by this section to conform to the minimum requirements of that state statute.

         K.       Severability

                  Any provision of this policy which may be prohibited by law, will be and will become without force or effect within that jurisdiction; however, the void provision will neither invalidate nor impair the enforceability of any other provision of this policy.

         L.       Benefit Assignment

                  Benefits under this policy may be assigned.

         M.       Hold Harmless

                  During the term of this policy the Policyholder agrees to indemnify the Company and hold the Company harmless against all loss, damage, and expense including attorney's fees occasioned by claims, demands, or lawsuits brought against the Company with respect to coverage provided by this policy which may result from or arise out of any change to the Internal Revenue Code of 1954 as amended.